EXHIBIT 99.1

                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]

IMMEDIATE RELEASE
December 3, 2002

    United Natural Foods Appoints Steven H. Townsend Chief Executive Officer
            Michael S. Funk Named Chairman of the Board of Directors

Dayville, Connecticut - December 3, 2002 -- United Natural Foods, Inc. (Nasdaq:
UNFI) today announced that Steven H. Townsend has been appointed to the position of President and Chief Executive Officer effective January 1, 2003. Michael S. Funk, currently United Natural Foods' Chief Executive Officer and Vice Chair of the Board, has been elected Chair of the Board of Directors. Thomas B. Simone, who has been a member of the Company's Board of Directors since October 1996 and has served as Chair of the Board of Directors since December 1999, is stepping down from the Chair position and will be Vice Chair of the Board.

Assuming responsibility for United Natural Foods' day-to-day operations, Mr. Townsend will be responsible for company-wide business strategies including corporate planning, the integration of acquired companies, major customer and key supplier initiatives and other national programs. In his new role, Mr. Funk will concentrate his efforts on the overall strategic direction of the business as well as relations with the investment community and key customer and supplier groups. Mr. Simone, as an independent Director, will focus on corporate governance practices.

Mr. Townsend has enjoyed a successful career of more than 20 years with United Natural Foods and has made significant contributions to the direction of the Company. In April 2001, Mr. Townsend was appointed President of United Natural Foods. From January 2000 to October 2002, he served as President of the Company's Eastern Region, where he was instrumental in the successful turnaround of this region's operations during 2000 and 2001. From June 1995 to December 1997, Mr. Townsend served as Chief Financial Officer. Prior to that, from 1981 to 1995, he served in a variety of operational, financial and administrative positions for Cornucopia Natural Foods, the Company's predecessor. He has served as a member of the Company's Board of Directors since December 2000 and was previously on the Board until 1998.

Mr. Funk, who has spent his career building an organization that has become the largest wholesale distributor to the natural and organic industry, co-founded United Natural Foods in 1996. He served as its Chief Executive Officer since December 1999 and as President from October 1996 to December 1999. In 1976, Mr. Funk founded Mountain People's Warehouse, now a wholly owned subsidiary of United Natural Foods, and served as its President until April 2001. He has been a member of United Natural Foods' Board of Directors since February 1996.

Mr. Funk noted, "I am delighted that Steven Townsend, a talented executive with deep operational knowledge of United Natural Foods' business, will be the Company's next CEO. We believe this is a natural transition given his management experience, leadership skills and substantial experience within our Company and the industry. We have a highly experienced management team in place and I look forward to being actively involved in the business through my role as Chair."

Since 1994, Mr. Simone has served as President and Chief Executive Officer of Simone & Associates, a firm that invests in and consults with health care and natural products companies. Mr. Simone also serves on the Board of Directors of ECO-Dent International, Inc. and Spectrum Organic Products, Inc.

About United Natural Foods

United Natural Foods, Inc. carries and distributes over 30,000 products to more than 10,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores and independent retail operators.

              For more information on United Natural Foods, Inc.,
                         visit the Company's web-site at
                                  www.unfi.com.

AT THE COMPANY:               AT FRB | Weber Shandwick:
--------------------------------------------------------------------------------
Todd Weintraub                Joseph Calabrese              Vanessa Schwartz
Chief Financial Officer       General Information           Analyst Information
(860) 779-2800                (212) 445-8434                (212) 445-8433

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding United Natural's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's annual report on Form 10-K filed with the Commission on October 28, 2002, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. United Natural is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws.